Option Exchange Program

Important

•	Voluntary Program

•	You decide whether or not to participate

•	Weigh the opportunity, the trade-offs and your future expectations

•	Election to Participate MUST be received by Stock Administration by:

– 9:00 p.m. Pacific Time on May 17, 2002

– NO EXCEPTIONS!

Overview

•	Purpose

•	Eligibility

•	Program Details

•	Timeline

•	Examples

•	Next Steps

•	Q & A

What is the purpose?

•	Handspring is “restarting” in the communicator business.

•	Overall compensation philosophy is performance based

•	Stock option portion is an important long-term component of our compensation strategy.

•	We look for your commitment to build value...and we want to be sure that you have an opportunity to participate in it.

Eligibility

•	Eligible Employees:

– All current Handspring employees

•	Eligible Options:

– All unexercised stock options

•	Required Options:

– If you elect to participate in the Option Exchange Program, any grants made within the past six months (since October 17, 2001) must also be exchanged

Program Details

•	Cancel unexercised stock option grants

•	Replacement Grant made at least six months and one day later with the same number of shares but a new strike price (closing price on the replacement grant date).

•	No vesting during cancellation period.

•	Six month vesting “cliff” on replacement grant shares.

Standard Vesting Schedules

•	New Hire Grants

– Vest 25% on the one year anniversary

– Monthly thereafter for 36 months

•	Supplemental Grants

– May 4, 2001

•	Monthly for 48 months

– August 28, 2001

•	Monthly for 45 months

•	Any Other Grants

– Monthly for 48 months

Your Choices

•	Exchange ALL grants

– All unexercised stock option grants are cancelled

– New stock option grants are made for the same number of shares and vesting

– Grant date and strike price will be set at least six months and one day after cancellation

•	Exchange SOME grants (same as above)

•	Exchange NONE

What are the Trade-offs?

•	What you gain: possibility of lower strike price.

•	What you lose: give up six months vesting, delay access for six months vesting after the exchange (total of twelve months before you can access newly vested shares).

•	What you risk: remember the stock is volatile, and hard to predict... use your judgment.

Timeline

Example 1 — Grant

ORIGINAL NEW HIRE GRANT (cancelled May 17, 2002):

No. of	Strike	Grant	%	Vested
Shares	Price	Date	Vested	Shares

1,000	$50.00	2-1-01	29%	291

At least 6 months + 1 day...

REPLACEMENT GRANT (granted November 18, 2002):

No. of	Strike	Grant	%	Vested
Shares	Price	Date	Vested	Shares

1,000	$NEW	~11-18-02	29%	291

*	original vesting retained, no vesting during period between cancel and replacement grant.

Example 1 – Vesting & Exercisability

Example 2 — Grant

New Hire After 5-17-01

ORIGINAL NEW HIRE GRANT (cancelled May 17, 2002):

No. of	Strike	Grant	%	Vested
Shares	Price	Date	Vested	Shares

1,000	$15.00	7-1-01	0%	0

(9 months into 1 year cliff)

At least 6 months + 1 day...

REPLACEMENT GRANT (granted November 18, 2002):

No. of	Strike	Grant	%	Vested
Shares	Price	Date	Vested	Shares

1,000	$NEW	~11-18-02	0%	0

*	original vesting retained, no vesting during period between cancel and replacement grant. (9 months into 1 year cliff)

Example 2 – Vesting & Exercisability

Next Steps

•	You will receive election form detailing your current stock option grants by Wednesday, April 24th.

•	Deliver Option Exchange Program ELECTION FORMS to Christine Zwerling, Stock Administration, by 9:00 p.m. Pacific Time on May 17, 2002.

– You may withdraw participation up until 9:00 p.m. Pacific Time on May 17, 2002.

•	The deadline is real! NO EXCEPTIONS!

Q&A